Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into by and between ProPetro Holding Corp., a Delaware corporation (the “Company”), and Darin G. Holderness (“Holderness”). Holderness and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Holderness has resigned from his position as the Company’s Chief Financial Officer and an executive officer of the Company, effective as of October 23, 2020 (the “Resignation Date”) and will resign his employment with the Company effective as of October 30, 2020 provided, however, that either the Company or Holderness may elect an earlier separation date (the actual date on which Holderness experiences a separation from service with the Company, the “Separation Date”);

WHEREAS, the Parties wish for Holderness to receive certain compensation in connection with his separation as set forth in this Agreement, which compensation is conditioned upon Holderness’s timely execution of and compliance with the terms of this Agreement and Holderness’s timely execution and delivery of the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims or causes of action that the Parties have or may have against each other, including any claims or causes of action that Holderness may have arising out of Holderness’s employment or end of such employment.

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Holderness and the Company, the Parties agree as follows:

1.                  Transition Assistance, Separation from Employment; Deemed Resignations.

(a)               Between the Resignation Date and the Separation Date, Holderness shall (i) remain employed by the Company and (ii) continue to receive his base salary and be eligible for other benefits for which he is eligible as of the Resignation Date. Notwithstanding anything in the foregoing sentence to the contrary, Holderness shall be removed as a participant in the ProPetro Services, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), effective as of the Resignation Date.

(b)               Between the Resignation Date and the Separation Date, Holderness will perform reduced or otherwise modified duties as may be requested by the Company’s Chief Executive Officer and Chairman of the board of directors of the Company (the “Board”) or the Chief Financial Officer of the Company. During such time, Holderness shall serve as the Special Advisor to the Chief Financial Officer and assist the Company in transitioning his duties and knowledge regarding the business and operations of the Company or any other Company Party (as defined below) to the Company’s Chief Financial Officer.

(c)               The Parties acknowledge and agree that as of the Separation Date, Holderness will no longer be employed by the Company or any other Company Party. The Parties further acknowledge and agree that, as of the Resignation Date, Holderness will automatically be deemed to have resigned, to the extent applicable, (i) as an officer of the Company and each of its Affiliates (as defined below) for which Holderness served as an officer, (ii) from the board of directors or board of managers (or similar governing body) of the Company and each of its Affiliates for which Holderness served as a director or manager, and (iii) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity, or other entity in which the Company or any of its Affiliates holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Holderness served as the Company’s or such other subsidiary’s member’s designee or other representative.

2.                  Separation Payment. Provided that Holderness (x) executes this Agreement and returns a signed copy of it to the Company, care of Newton W. “Trey” Wilson III, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com), so that it is received no earlier than the Resignation Date and no later than the close of business on October 30, 2020, and it is not subsequently revoked by Holderness in accordance with Section 5 and (y) in accordance with Section 22, returns to the Company a copy of the Confirming Release that has been signed by him no earlier than the Separation Date and no later than the close of business on the date that is twenty-one (21) days after Holderness receives this Agreement and the Confirming Release, and it is not subsequently revoked by Holderness in accordance with Section 7 of the Confirming Release, and (z) satisfies the other terms and conditions set forth in this Agreement, Holderness shall receive the following consideration:

(a)               As of the Separation Date, (i) all restricted stock units granted on October 7, 2019 that remain outstanding and unvested as of the Separation Date (9,702 restricted stock units) and all 41,797 restricted stock units granted on February 11, 2020, in each case, to Holderness under the ProPetro Holding Corp. 2017 Incentive Award Plan (the “Incentive Plan”) and outstanding as of the Separation Date (collectively, the “RSUs”) will become immediately fully vested and will be settled upon the earlier to occur of (x) the six month anniversary of the Separation Date and (y) Holderness’ death and (ii) the 14,552 target number of performance restricted stock units originally granted on October 7, 2019 and cancelled and regranted on June 4, 2020 and the 62,695 target number of performance restricted stock units originally granted on February 11, 2020 and cancelled and regranted on June 4, 2020, in each case, to Holderness under the Incentive Plan and outstanding as of the Separation Date (collectively, the “PSUs”) will become immediately fully vested with respect to the service component of the vesting requirement for such awards but will remain outstanding and the number of PSUs that actually vest (i.e., between 0% and 200% of such target number) will be determined based on the Company’s actual performance as compared to the performance metrics outlined in the applicable award agreement over the relevant performance period and such vested PSUs, if any, shall be settled at the time originally specified in the applicable award agreement.

Holderness acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Holderness is eligible to receive as severance pay from the Company or any other Company Party, including under the Incentive Plan and the Executive Severance Plan. Holderness acknowledges that he is aware of the ongoing obligations he may have under the Company’s Insider Trading Policy, applicable securities laws and any other applicable requirements related to any trading in the Company’s securities.

3.                  Complete Release of Claims.

(a)               In exchange for the consideration received by Holderness herein, a portion of which consideration Holderness was not entitled to but for Holderness’s entry into this Agreement and the Confirming Release, Holderness hereby releases, discharges and forever acquits the Company and its Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Holderness’ ownership of any interest in any Company Party, Holderness’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Holderness executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) the Age Discrimination in Employment Act of 1967, as amended; (J) any other local, state or federal law, regulation or ordinance; or (K) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Holderness may have under any employment contract, severance plan, incentive compensation plan, or equity based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Holderness is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2, any and all potential claims of this nature that Holderness may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Released Claims do not include (I) any rights to indemnification, advancement of expenses incurred in connection with the same, or directors’ and officers’ liability insurance coverage that Holderness has under Delaware law, the charter, bylaws, other organizational documents and insurance policies of any Company Party or any agreement with any Company Party; and (II) any rights to enforce the terms of this Agreement, including those in Section 2(a) of this Agreement related to incentive compensation and equity. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time. For purposes of this Agreement, “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization, or other entity of any nature.

(b)               Notwithstanding this release of liability, nothing in this Agreement prevents Holderness from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Holderness understands and agrees that Holderness is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Holderness from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”). This Agreement does not limit Holderness’s right to receive an award for information provided to a Government Agency. Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Holderness or (ii) any claim to vested benefits under an employee benefit plan. Finally, the Released Claims shall not include the Company’s obligations or Holderness’s rights under the Indemnification Agreement dated October 4, 2019 between the Company and Holderness, which shall continue in full force and effect notwithstanding the execution of this Agreement.

(c)               Holderness hereby represents and warrants that, as of the time Holderness executes this Agreement, Holderness has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Holderness signs this Agreement. Holderness warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement; and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

4.                  Holderness’s Representations.

(a)               Holderness represents that Holderness has received all leaves (paid and unpaid) that Holderness was owed or could be owed by the Company as of the date that Holderness executes this Agreement.

(b)               By executing and delivering this Agreement, Holderness expressly acknowledges that:

(i)             Holderness has carefully read this Agreement;

(ii)            No material changes have been made to this Agreement since it was first provided to Holderness and Holderness has had at least 21 days to consider this Agreement before the execution and delivery hereof to Company;

(iii)           Holderness is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled, and Holderness is not otherwise entitled to such additional consideration as set forth in this Agreement, but for his entry into this Agreement and his entry into the Confirming Release;

(iv)           Holderness has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Holderness’s choice and Holderness has had an adequate opportunity to do so prior to executing this Agreement;

(v)            Holderness fully understands the final and binding effect of this Agreement; the only promises made to Holderness to sign this Agreement are those stated herein; and Holderness is signing this Agreement knowingly, voluntarily and of Holderness’s own free will, and that Holderness understands and agrees to each of the terms of this Agreement;

(vi)           The only matters relied upon by Holderness and causing Holderness to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(vii)          No Company Party has provided any tax or legal advice regarding this Agreement and Holderness has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Holderness’s own choosing such that Holderness enters into this Agreement with full understanding of the tax and legal implications thereof.

(c)               Other than matters previously disclosed to the Board and outside auditors, Holderness is not aware of any material act or omission on the part of any Company employee (including Holderness), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.

5.                  Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Holderness may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Holderness executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Holderness and must be received by the Company, care of Newton W. “Trey” Wilson III, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com) before 11:59 p.m., central time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 above will be of no force or effect, Holderness will not receive the consideration set forth in Section 2 above, and the remainder of this Agreement will be in full force and effect.

6.                  Affirmation of Restrictive Covenants. Holderness acknowledges and agrees that he has continuing obligations to the Company and each of its Affiliates, including obligations with respect to confidentiality, non-competition, non-solicitation, and non-disparagement, pursuant to the award agreements documenting each of the RSUs and PSUs. In entering into this Agreement, Holderness specifically acknowledges the validity, binding effect, and enforceability of (a) Article III of the award agreements documenting the RSUs and (b) Article IV of the award agreements documenting the PSUs, in each case, pursuant to which awards were granted to Holderness under the Incentive Plan as clarified by the following sentence. The Company acknowledges and agrees that the only business activities restricted by the non-competition covenants set forth in the award agreements documenting the RSUs and the PSUs are those activities relating to pressure pumping, cementing and coil tubing in the oilfield services industry (the “Restricted Services”). For the avoidance of doubt, Holderness’ involvement with any exploration and production company or other oilfield services company that does not provide such Restricted Services shall not constitute a violation of any continuing obligations.

7.                  Non-Disparagement. Holderness shall refrain from publishing any oral or written statements about the Company or any Company Party that (a) are slanderous, libelous, or defamatory, (b) disclose confidential information of or regarding the Company’s or any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents, or representatives, or (c) place the Company, any Company Party, or any of their respective directors, officers, managers, members, employees, consultants, agents, or representatives in a false light before the public. Nothing herein limits Holderness from cooperating with any investigation by any Government Agency or from making any disclosure required by applicable law or legal process. Conversely, the Company will instruct its officers and directors to refrain from publishing any oral or written statements about Holderness that (i) are slanderous, libelous or defamatory, (ii) are otherwise likely to damage the personal or professional reputation of Holderness, or (iii) place him in a false light before the public. Nothing herein limits the Company from cooperating with any investigation by any Government Agency, from making any disclosure necessary or appropriate under applicable securities laws or from making any disclosure required by applicable law or legal process.

8.                  No Waiver. No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement or the Confirming Release shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.                  Applicable Law. This Agreement and the Confirming Release are entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.

10.                Severability. To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement or the Confirming Release that renders such term or provision (or part thereof) or any other term or provision of this Agreement or the Confirming Release (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

11.                Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to Section 2 hereof all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

12.                Arbitration. Any dispute or controversy based on, arising under or relating to this Agreement shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA”) then in effect. Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Article III of the award agreements documenting the RSUs, (b) Article IV of the award agreements documenting the PSUs, in each case of clauses (a) and (b), pursuant to which awards were granted to Holderness under the Incentive Plan, or (c) Section 7 of this Agreement, and Holderness hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees.

13.                Continued Cooperation. Following the Separation Date, Holderness will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to any matters related to Holderness’s job responsibilities and otherwise providing information Holderness obtained during the provision of the duties Holderness performed for the Company and the other Company Parties, subject to compensation at a rate of $400 per hour and reimbursement of Holderness’s reasonable expenses incurred in complying with such requests for assistance. In no event, however, shall Holderness be required to provide more than twenty percent (20%) of the services he provided prior to the Separation Date.

14.                Reasonable Assistance with Claims. Holderness shall provide reasonable assistance to the Company and any other Company Party and its counsel in any litigation or accounting matters in which such Holderness may be a witness or potential witness or with respect to which such Holderness may have knowledge of relevant facts or evidence, subject to compensation at a rate of $400 per hour and reimbursement of Holderness’s reasonable expenses incurred in complying with such requests for assistance.

15.                Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

16.             Third-Party Beneficiaries. This Agreement and the Confirming Release shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Holderness’s release of claims, representations and covenants set forth in this Agreement and the Confirming Release.

17.            Section 409A. Notwithstanding anything herein to the contrary: (a) Holderness’s termination of employment on the Separation Date is intended to constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations and (b) it is the intent of the Parties that the amounts deliverable pursuant to Section 2 of this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or will otherwise be settled in a manner compliant with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are compliant with Section 409A, and in no event shall Holderness be reimbursed by the Company for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Holderness on account of non-compliance with Section 409A.

18.            Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Holderness and the Company. This Agreement and the Confirming Release, constitute the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, this Agreement and the Confirming Release complement (and do not supersede or replace) any other agreements between the Company or any of its Affiliates and Holderness that impose restrictions on Holderness with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 6 above).

There are no oral agreements between Holderness and the Company. No promises or inducements have been offered except as set forth in this Agreement or the Confirming Release. Holderness and the Company acknowledge that, in executing this Agreement, neither Party has relied upon any representations or warranties of any other Party. No promise or agreement which is not expressed in this Agreement and the Confirming Release has been made by the Company to Holderness or by Holderness to the Company in executing this Agreement. Each Party agrees that any omissions of fact concerning the matters covered by this Agreement and the Confirming Release are of no consequence in the decision to execute this Agreement and the Confirming Release.

19.             Interpretation. The section headings in this Agreement and the Confirming Release have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “herein”, “hereof”, “hereunder,” and words of similar import, when used in this Agreement and the Confirming Release shall refer to this Agreement and the Confirming Release as a whole and not to any particular provision of this Agreement or the Confirming Release. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items, or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” References in this Agreement and in the Confirming Release to any agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement. No provision, uncertainty or ambiguity in or with respect to this Agreement or the Confirming Release shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the Confirming Release has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

20.            Return of Property. Holderness acknowledges and agrees that he will return to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials, and Holderness shall not maintain a copy of any such materials in any form.

21.            Assignment. This Agreement is personal to Holderness and may not be assigned by Holderness. The Company may assign its rights and obligations under this Agreement and the Confirming Release without Holderness’s consent, including to any other Company Party and to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.

22.            Reaffirmation of Release. Holderness shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) return the executed Confirming Release to the Company, care of Newton W. “Trey” Wilson III, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com), so that it is received no later than the close of business on the date that is 21 days after Holderness received this Agreement and the Confirming Release.

23.            Legal Fees. The Company agrees to pay all reasonable legal costs incurred by Holderness in the negotiation of this Agreement and the Confirming Release upon receipt of any invoice for the same.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

PROPETRO HOLDING CORP.

By:	/s/ Phillip A. Gobe
Name:	Phillip A. Gobe
Title:	Chairman and Chief Executive Officer

Date:	October 23, 2020

DARIN G. HOLDERNESS

/s/ Darin G. Holderness
Darin G. Holderness

Date:	October 23, 2020

Signature Page to
Separation and General Release Agreement

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 22 of the Separation and General Release Agreement (the “Separation Agreement”), entered into by and between ProPetro Holding Corp., a Delaware corporation (the “Company”), and Darin G. Holderness (“Holderness”). This Confirming Release becomes effective on the day Holderness signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Holderness agrees as follows:

1.                  Complete Release of Claims.

(a)               For good and valuable consideration, including the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), which consideration Holderness was not entitled to but for Holderness’s entry into this Confirming Release, Holderness hereby releases, discharges and forever acquits the Company and its Affiliates and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Confirming Release Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Holderness’s Holderness’s ownership of any interest in any Confirming Release Company Party, employment with any Confirming Release Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Holderness executes this Confirming Release, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) the Age Discrimination in Employment Act of 1967, as amended; (J) any other local, state or federal law, regulation or ordinance; or (K) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Holderness may have under any employment contract, severance plan, incentive compensation plan, or equity based plan with any Confirming Release Company Party (including any award agreement) or to any ownership interest in any Confirming Release Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in the Separation Agreement or this Confirming Release (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Holderness is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2 of the Separation Agreement, any and all potential claims of this nature that Holderness may have against the Confirming Release Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Further Released Claims do not include (I) any rights to indemnification, advancement of expenses incurred in connection with the same, or directors’ and officers’ liability insurance coverage that Holderness has under Delaware law, the charter, bylaws, other organizational documents and insurance policies of any Confirming Release Company Party or any agreement with any Confirming Release Company Party; and (II) any rights to enforce the terms of the Separation Agreement, including those in Section 2(a) of the Separation Agreement related to incentive compensation and equity, or this Confirming Release. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.

Exhibit A

(b)               Notwithstanding this release of liability, nothing in this Confirming Release prevents Holderness from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Holderness understands and agrees that Holderness is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Confirming Release prohibits or restricts Holderness from filing a charge or complaint with, or cooperating in any investigation with a Government Agency. This Confirming Release does not limit Holderness’s right to receive an award for information provided to a Government Agency. Further, in no event shall the Further Released Claims include (i) any claim which arises after the date that this Confirming Release is executed by Holderness or (ii) any claim to vested benefits under an employee benefit plan.

2.              Representations and Warranties Regarding Claims. Holderness hereby represents and warrants that, as of the date on which Holderness signs this Confirming Release, Holderness has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Holderness signs this Confirming Release. Holderness hereby further represents and warrants that Holderness has not made any assignment, sale, delivery, transfer, or conveyance of any rights Holderness has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.

3.                  Holderness’s Acknowledgements. Holderness acknowledges that:

(a)               Holderness has received all leaves (paid and unpaid) that Holderness was owed or could be owed by the Company and each of the other Company Parties and Holderness has received all salary and other compensation that Holderness is owed by the Company Parties as of the date that Holderness executes this Confirming Release (which amount does not include the consideration described in Section 2 of the Separation Agreement).

Exhibit A

(b)               By executing and delivering this Confirming Release, Holderness expressly acknowledges that:

(i)               Holderness has carefully read this Confirming Release;

(ii)             No material changes have been made to the Separation Agreement or this Confirming Release since it was first provided to Holderness and Holderness has had at least 21 days to consider the Separation Agreement and this Confirming Release before the execution and delivery hereof to Company;

(iii)            Holderness is receiving, pursuant to the Separation Agreement, consideration in addition to anything of value to which he is already entitled, and Holderness is not otherwise entitled to such additional consideration as set forth in the Separation Agreement, but for his entry into the Separation Agreement and this Confirming Release;

(iv)            Holderness has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Holderness’s choice and Holderness has had an adequate opportunity to do so prior to executing this Confirming Release;

(v)             Holderness fully understands the final and binding effect of this Confirming Release; the only promises made to Holderness to sign this Confirming Release are those stated herein and in the Separation Agreement; and Holderness is signing this Confirming Release knowingly, voluntarily and of Holderness’s own free will, and that Holderness understands and agrees to each of the terms of this Confirming Release and the Separation Agreement;

(vi)            The only matters relied upon by Holderness and causing Holderness to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement; and

(vii)           No Company Party has provided any tax or legal advice regarding this Confirming Release or the Separation Agreement and Holderness has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Holderness’s own choosing such that Holderness enters into this Confirming Release with full understanding of the tax and legal implications thereof.

(c)               Other than matters previously disclosed to the Board and outside auditors, Holderness is not aware of any material act or omission on the part of any Company employee (including Holderness), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.

Exhibit A

4.                  Arbitration. Any dispute or controversy based on, arising under or relating to this Confirming Release shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA then in effect. Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Article III of the award agreements documenting the RSUs, (b) Article IV of the award agreements documenting the PSUs, in each case of clauses (a) and (b), pursuant to which awards were granted to Holderness under the Incentive Plan, or (c) Section 7 of the Separation Agreement, and Holderness hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees.

5.                  Amendment; Entire Agreement. This Confirming Release may not be changed orally but only by an agreement in writing agreed to and signed by Holderness and the Company. The Separation Agreement and this Confirming Release, constitute the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, the Separation Agreement and this Confirming Release complement (and do not supersede or replace) any other agreements between the Company or any of its Affiliates and Holderness that impose restrictions on Holderness with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 6 of the Separation Agreement).

There are no oral agreements between Holderness and the Company. No promises or inducements have been offered except as set forth in the Separation Agreement and this Confirming Release. Holderness and the Company acknowledge that, in executing this Confirming Release, neither Party has relied upon any representations or warranties of any other Party. No promise or agreement which is not expressed in the Separation Agreement and this Confirming Release has been made by the Company to Holderness or by Holderness to the Company in executing this Confirming Release. Each Party agrees that any omissions of fact concerning the matters covered by this the Separation Agreement and this Confirming Release are of no consequence in the decision to execute this Confirming Release.

6.                  Return of Property. Holderness represents and warrants that Holderness has returned to the Company all property belonging to the Company and any other Confirming Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Holderness by the Company or any other Confirming Released Party in the course of Holderness’s employment and Holderness further represents and warrants that Holderness has not maintained a copy of any such materials in any form.

7.                  Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Holderness may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Holderness executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Holderness and must be received by the Company, care of Trey Wilson, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com) before 11:59 p.m., central time, on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 1 of this Confirming Release above will be of no force or effect, Holderness will not receive the consideration set forth in Section 2 of the Separation Agreement, and the remainder of this Confirming Release will be in full force and effect.

Exhibit A

HOLDERNESS HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

DARIN G. HOLDERNESS

Darin G. Holderness

Date:

Exhibit A